UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Basic Energy Services, Inc.

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Basic Energy Services, Inc.
Supplemental Proxy Statement Information

May 22, 2017

YOUR VOTE IS IMPORTANT. Please vote by using the telephone or Internet voting options described in your PROXY CARD or, if the Proxy Statement and a proxy card were mailed to you, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE.

The following supplemental information is being provided by Basic Energy Services, Inc., a Delaware corporation (the “Company”), in connection with the Company’s proxy statement (the “Proxy Statement”) furnished in connection with its 2017 Annual Meeting of Stockholders. The following information is provided to our stockholders in support of the election of Thomas Monroe “Roe” Patterson.
In its May 12, 2017 report, ISS claims that “At the time of the company’s emergence from bankruptcy, the board adopted a supermajority vote standard to amend the bylaws and a classified board structure.” On the basis of this assertion, ISS issued a withhold recommendation against Mr. Patterson in the election of directors.
The by-laws cited by ISS were in fact approved by the Company’s former noteholders, representing substantially all of its initial shareholders following the Company’s Chapter 11 proceeding, in connection with their approval of the First Amended Joint Prepackaged Chapter 11 Plan of Reorganization of Basic Energy Services, Inc. and its Affiliated Debtors, dated December 7, 2016. The court-approved Chapter 11 Plan expressly required the Company to continue after the effective date of the Chapter 11 Plan pursuant to the Company’s amended certificate of incorporation and amended by-laws, which by-laws contained the provisions noted by ISS. Under Delaware law, bankruptcy court approval in a bankrptucy proceeding has the same effect as if taken by a unanimous shareholder action. Accordingly, neither Mr. Patterson nor the Company’s board of directors had discretion in approving the amended by-laws adopted under the Chapter 11 Plan, which were effectively approved by the Company’s shareholders as well as approved by the bankruptcy court.
A copy of the Chapter 11 Plan is filed as Exhibit 2.1 of the Company’s Form 8-K filed on December 12, 2016.
The Company believes that the withhold recommendation by ISS is based on an incorrect assumption regarding our shareholder-approved by-law provisions, and is inappropriate given Mr. Patterson’s limited role in approval of the Plan directing the terms of these bylaws.
Favorable voting recommendation was received on this matter from Glass Lewis, which recommended in its report voting FOR each of the directors, including Mr. Patterson.
Based on the foregoing, the Company’s board of directors continues to recommend a vote FOR Mr. Patterson in the election of directors.